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                                  PROMISSORY NOTE


$418,682.00                                       Minneapolis, Minnesota
                                                  December 27, 1996


     FOR VALUE RECEIVED, the undersigned, bw-3, INC., an Ohio corporation ("Maker"), promises to pay to KENNETH H. DAHLBERG ("Payee"), at 19360 Walden Trail, Deephaven, Minnesota 55391, or such other place as Payee may designate from time to time in writing, the principal sum of Four Hundred Eighteen Thousand Six Hundred Eighty-two Dollars ($418,682.00), plus interest from and after the date hereof on the unpaid principal balance at the rate of ten percent (10%) per annum. Payments of principal and interest shall be made in 60 equal consecutive monthly installments of $5,532.91 each plus a final installment of $262,578.96, as set forth on the amortization schedule attached hereto as Exhibit A. Such payments shall be due and payable commencing January 27, 1997 and continuing on the 27th day of each month thereafter until paid in full. All such installments are to be applied by Payee when received, first to the payment of interest and then to the reduction of unpaid principal.

     Maker shall have the right to prepay all or any part of the principal of this Note at any time and from time to time without restriction or penalty. Any partial prepayment shall be applied against the unpaid installments in the inverse order of their maturity.

     The following shall be deemed to be Events of Default hereunder:

               (i) Maker fails to pay when due any installment of principal or interest under this Note and such nonpayment continues for a period of 15 days after Maker receives notice thereof.

               (ii) Maker shall take any action concerning its liquidation or dissolution or the cessation of substantially all of its business activities or shall sell, exchange, or otherwise dispose of substantially all of its assets.

               (iii) Maker shall become insolvent or be unable to pay its debts as they mature or shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors or shall become or be adjudicated a bankrupt or shall voluntarily file a petition in bankruptcy or shall apply for or permit the appointment of a receiver or a trustee (who is not discharged within a period of thirty days after such appointment) for any substantial portion of its property or assets.

Upon the occurrence of an Event of Default, the holder hereof shall have the right to declare the unpaid principal balance of and all interest accrued on this Note to be immediately due and payable, and the unpaid principal amount of and accrued interest on this Note shall thereupon be due and


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payable, without further demand, presentation, protest, or further notice of any kind, all of which are hereby waived.

     Maker agrees to pay on demand all costs (including reasonable attorneys' fees, whether or not suit is brought) incurred by the holder hereof in enforcing the terms and conditions hereof and in collecting any amounts due hereunder.

     No delay or omission on the part of the holder hereof in enforcing any right, power, or privilege hereunder shall operate as a waiver hereof. The rights and powers granted or evidenced hereby shall extend to any permitted assign hereof and shall be binding upon the successors and assigns of Maker; provided, however, that Maker shall have the right to assert against any such permitted assign all claims, defenses, and rights of set-off that Maker would otherwise have against Payee but for such assignment. Maker hereby waives presentment, demand, notice of dishonor, protest, and notice of protest. This Note shall be governed by the laws of the State of Minnesota.


                                   BW-3, INC.


                                   By  /s/  Sally J. Smith
                                     --------------------------------------
                                      Its  President
                                         ----------------------------------


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